Exhibit 99.1

Vistagen Awarded Mental Health America’s Platinum Bell Seal for Workplace Mental Health for the Second Consecutive Year

Mental Health America’s highest national certification enhances Vistagen’s ongoing efforts to promote mental health throughout the U.S.

SOUTH SAN FRANCISCO, Calif, June 27, 2024 - Vistagen (Nasdaq: VTGN), a clinical-stage neuroscience-focused biopharmaceutical company dedicated to the development and commercialization of groundbreaking therapies for psychiatric and neurological disorders based on nose-to-brain neurocircuitry, announced today that for the second consecutive year it has been recognized by Mental Health America (MHA) for its dedication to promoting mental health and well-being in the workplace. Vistagen's supportive workplace culture, mental health care benefits, emphasis on inclusion, and employee wellness programs have earned it MHA’s highest honor, the Platinum Bell Seal for Workplace Mental Health.

"Our mission and dedication to improving global mental health with groundbreaking therapies for anxiety, depression, and other psychiatric disorders starts with a collective team effort within our own organization and by prioritizing our employees' mental health and well-being at work and beyond while we continue to make remarkable progress in our late clinical-stage neuropsychiatry programs. An essential element of our strategy is normalizing conversations about mental health and encouraging individuals to access our extensive support resources. This is an important time to highlight mental health. We are honored to have received Mental Health America’s 2024 Platinum Bell Seal for Workplace Mental Health. We thank MHA for once again recognizing our ongoing commitment to our team’s mental health,” stated Shawn Singh, CEO of Vistagen, on behalf of the entire Vistagen team.

About MHA’s Bell Seal for Workplace Mental Health

Founded in 1909, MHA is the nation's leading community-based nonprofit organization dedicated to addressing the overall mental health of all. MHA has spent decades researching mental health in the workplace. In 2019, MHA introduced the Bell Seal for Workplace Mental Health to recognize companies and organizations that understand the value of addressing mental health at work and implement policies and practices that support employee wellbeing. To learn more about the Bell Seal Workplace Mental Health Awards and view a full list of 2024 Bell Seal Recipients at the organization’s website.

About Vistagen

Headquartered in South San Francisco, CA, Vistagen (Nasdaq: VTGN) is a clinical-stage neuroscience-focused biopharmaceutical company dedicated to the development and commercialization of groundbreaking therapies for psychiatric and neurological disorders based on its pioneering approach and deep understanding of nose-to-brain neurocircuitry. Designed exclusively as nasal sprays administered at microgram level doses, Vistagen’s diversified pipeline of pherine product candidates rapidly activate chemosensory neurons in the nasal cavity to impact olfactory system and brain neurocircuitry. Favorable safety profiles have been observed in all clinical studies of Vistagen’s pherine product candidates completed to date. Vistagen’s neuroscience pipeline also includes an oral prodrug with the potential to modulate NMDA receptor activity in multiple neurological conditions, such as levodopa-induced dyskinesia associated with Parkinson’s disease therapy and neuropathic pain. At Vistagen, we are passionate about creating novel and differentiated treatments that set new standards of care for millions of people living with anxiety, depression, and other neurological disorders. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen Therapeutics, Inc. (Vistagen or the Company) and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization and actual results or development may differ materially from those projected or implied in these forward-looking statements. Among other things, there can be no guarantee that the scope of protection and enforceability provided by any patents issued for any of the Company’s drug candidates, including its drug candidates for neuropsychiatric disorders, will be sufficient to deter competition, or that any of the Company’s drug candidates, including its drug candidates for neuropsychiatric disorders, will successfully replicate past preclinical studies and/or clinical trials, complete ongoing or future clinical trials, receive regulatory approval or be commercially successful. These risks are more fully discussed in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). The Company’s SEC filings are available on the SEC’s website at www.sec.gov. Additionally, you should not place undue reliance on these forward-looking statements in the future, because they apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

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Investors:

Mark A. McPartland

markmcp@vistagen.com

Media:

Caren Scannell

cscannell@vistagen.com